UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 21, 2005


                        Commission File Number 333-126674


                        WALLACE MOUNTAIN RESOURCES CORP.
                 (Name of small business issuer in its charter)


         Nevada                       1000                      20-2597168
(State of Incorporation)      (Primary SIC Number)      (IRS Employer ID Number)


                         #29B Ebony Tower,President Park
                              99 Sukhumvit 24 Road
                             Bangkok 10110 Thailand
                    Phone: +(662)262-9347 Fax: (214)594-6128
          (Address and telephone number of principal executive offices)


                                James B. Parsons
                                Parsons Law Firm
                     2070 Skyline Tower, 10900 NE 4th Street
                               Bellevue, WA 98004
                     Phone: (425)451-8036 Fax: (425)451-8568
            (Name, address and telephone number of agent for service)

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Franklin Griffith & Associates, Certified Public Accountants, of Las Vegas, NV, was appointed to serve as the Registrant's independent certifying accountant on July 18, 2005.

The Registrant has been notified that effective October 21, 2005, Franklin Griffith & Associates has resigned as the Registrant's auditor. Franklin Griffith & Associates has decided to withdraw from the Public Company Auditing Oversight Board and will no longer be performing public company audits.

There were no disagreements between the Registrant and Franklin Griffith & Associates, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved, would have caused Franklin Griffith & Associates to make reference to the subject matter of the disagreement in connection with its reports.

The reports of Franklin Griffith & Associates did not contain any adverse opinion or disclaimer of opinion, and, were not qualified or modified as to uncertainty, audit scope or accounting principles.

On October 21, 2005, the Board of Directors of the Registrant unanimously resolved to engage De Joya Griffith & Company, Certified Public Accountants, of Henderson, Nevada, to review the Registrant's unaudited financial statements for the quarter ended September 30, 2005.

During the Registrant's two most recent fiscal years and since then, the Registrant has not consulted De Joya Griffith & Company regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements or any other financial presentation whatsoever.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                   Exhibit Description
-----------                   -------------------
  16.1            Letter from Franklin Griffith & Associates

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: October 21, 2005      Wallace Mountain Resources Corp., Registrant


                            By: /s/ Robert Gelfand
                               -----------------------------------------
                               Robert Gelfand
                               (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)